UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016 (December 7, 2016)

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2016 Annual Meeting of Stockholders of Reed’s, Inc., a Delaware corporation (“Reed’s”) held November 29, 2016, the stockholders re-elected Chris Reed and Lewis Jaffe to the board of directors and elected three new individuals to serve as board members. The new members are John Bello, Stefan Freeman and Charles Cargile.

At the first meeting of the reconstituted board, the board appointed John Bello as Chairman, Stefan Freeman as Chairman of the Compensation committee, Charles Cargile as Chairman of the Audit Committee and re-appointed Lewis Jaffe as Chairman of the Nominating and Governance Committee. The Nominating and Governance Committee determined Mr. Cargile, who is a licensed CPA and the former Chief Financial Officer of a publicly traded company, qualifies as an “audit committee financial expert” as defined by SEC rules and that all of the directors other than Chris Reed meet the definition of “independent director” under NYSE MKT rules.

Mr. Bello, Mr. Freeman and Mr. Cargile have not previously worked with Reed’s. There are no family relationships between any director or other executive officer of Reed’s. Each independent director will receive an annual fee of $20,000 and 30,000 stock options priced at $3.74. There are no material plans, contracts or arrangement, compensatory or otherwise, between Reed’s and the new directors. The options vest as follows: 10,000 options vest immediately, 10,000 vest on September 30, 2017; and 10,000 options vest September 30, 2018. The options expire September 30, 2021. Mr. Bello has a separate compensation incentive based on accomplishment specific goals of $80,000 for the time frame of November 2016 to October 2017. In conjunction with the cash compensation, Mr. bello will also receive 20,000 options at $3,74 that vest as follows: 6,666 options vest immediately, 6.666 vest on September 30, 2017; and 6.667 options vest September 30, 2018. The options expire September 30, 2021. There are no arrangements or understandings between any of the Directors and any person pursuant to which they were selected as Directors. Other than the relationship described herein, there is no currently proposed transaction in which the Reed’s was, is or will be a participant and in which any of the directors had, has or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: December 12, 2016	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer